EXHIBIT 99.1

                            JOINT FILING INFORMATION

Names: Advisory Research, Inc., Advisory Research Micro Cap Value Fund, L.P. and Advisory Research Energy Fund, L.P.

Address: Advisory Research, Inc. Advisory Research, Inc., Advisory Research Micro Cap Value Fund, L.P. and
	  Advisory Research Energy Fund, L.P.
 	  180 N. Stetson Street
 	  Chicago, IL 60601

Designated Filer: Advisory Research, Inc.

Issuer and Ticker Symbol: Quest Resource Corporation [QRCP]

Date of Event Requiring Statement: March 14, 2008

The undersigned, Advisory Research Micro Cap Value Fund, L.P. and Advisory Research Energy Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership of Securities on Form 3 with Advisory Research, Inc. with respect to the beneficial ownership of securities of Quest Resource Corporation.

Signatures:

		ADVISORY RESEARCH MICRO CAP VALUE FUND, L.P.

		By:  Advisory Research, Inc.,
        	General Partner

		By:  /s/ Brien M. O'Brien
		Name:  Brien M. O'Brien
		Title:  Chairman and CEO


		ADVISOR RESEARCH ENERGY FUND, L.P.

		By:  Advisory Research, Inc.,
        	General Partner

		By:  /s/ Brien M. O'Brien
		Name:  Brien M. O'Brien
		Title:  Chairman and CEO